Calculation of Filing Fee Tables
F-1
Optimi Health Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	units consisting each of one common share and one common warrant	457(o)			$ 17,250,000.00		$ 2,382.22
Fees Previously Paid	2	Equity	common warrants underlying units	Other					$ 0.00
Fees Previously Paid	3	Equity	common shares, no par value, underlying common warrants	457(o)			$ 20,700,000.00		$ 2,858.67
Fees Previously Paid	4	Equity	common shares, no par value, underlying units	Other					$ 0.00
Fees Previously Paid	5	Equity	warrants to be issued to the underwriter	Other					$ 0.00
Fees Previously Paid	6	Equity	common shares, no par value, underlying warrants to be issued to the underwriter	457(o)			$ 1,035,000.00		$ 142.93
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 38,985,000.00		$ 5,383.82
			Total Fees Previously Paid:						$ 5,383.82
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered hereby such indeterminate number of additional securities as may be issued or issuable to prevent dilution resulting from share splits, share dividends or similar transactions. (2) Includes (a) common shares that may be purchased by the underwriter pursuant to its over-allotment option and (b) all common shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. (3) Maximum aggregate offering price estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act. The registrant previously paid a fee of $5,383.82 related to the maximum aggregate offering price of units, which is applied to the registrant's total registration fee.

[2]	(1) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such indeterminate number of additional securities as may be issued or issuable to prevent dilution resulting from share splits, share dividends or similar transactions. (2) Resales of the Common Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, are registered hereby. Resales of common shares issuable upon exercise of the Common Warrants are also being similarly registered on a delayed or continuous basis hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Common Warrants is $20,700,000, which is equal to 120% of the proposed maximum aggregate offering price for the Units of $17,250,000. (3) No registration fee required pursuant to Rule 457(g) under the Securities Act.

[3]	(1) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such indeterminate number of additional securities as may be issued or issuable to prevent dilution resulting from share splits, share dividends or similar transactions. (2) Resales of the Common Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, are registered hereby. Resales of common shares issuable upon exercise of the Common Warrants are also being similarly registered on a delayed or continuous basis hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Common Warrants is $20,700,000, which is equal to 120% of the proposed maximum aggregate offering price for the Units of $17,250,000. (3) Maximum aggregate offering price estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act. The registrant previously paid a fee of $4,135.61 related to the maximum aggregate offering price of $25,000,000, which is applied to the registrant's total registration fee.

[4]	(1) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such indeterminate number of additional securities as may be issued or issuable to prevent dilution resulting from share splits, share dividends or similar transactions. (2) No registration fee required pursuant to Rule 457(g) under the Securities Act.

[5]	(1) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such indeterminate number of additional securities as may be issued or issuable to prevent dilution resulting from share splits, share dividends or similar transactions. (2) The registrant has agreed to issue to Joseph Gunnar & Co., LLC warrants (the "Underwriter Warrants") to purchase a number of common shares equal to an aggregate of 5% of the total number of common shares sold in this offering, including any common shares sold pursuant to the underwriter's option to purchase additional common shares. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, are registered hereby. Resales of common shares issuable upon exercise of the Underwriter Warrants are also being similarly registered on a delayed or continuous basis hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Underwriter Warrants is $1,035,000 which is equal to 120% of $862,500 (5% of $17,250,000). (3) The Underwriter Warrants are exercisable at a price per common share equal to 120% of the public offering price per common share. The Underwriter Warrants will be exercisable commencing six months after the closing of this offering and will expire five years from the commencement of sales in this offering. (4) No registration fee required pursuant to Rule 457(g) under the Securities Act.

[6]	(1) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such indeterminate number of additional securities as may be issued or issuable to prevent dilution resulting from share splits, share dividends or similar transactions. (2) The registrant has agreed to issue to Joseph Gunnar & Co., LLC the "Underwriter Warrants" to purchase a number of common shares equal to an aggregate of 5% of the total number of common shares sold in this offering, including any common shares sold pursuant to the underwriter's option to purchase additional common shares. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, are registered hereby. Resales of common shares issuable upon exercise of the Underwriter Warrants are also being similarly registered on a delayed or continuous basis hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Underwriter Warrants is $1,035,000 which is equal to 120% of $862,500 (5% of $17,250,000). (3) Maximum aggregate offering price estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act. The registrant previously paid a fee of $5,383.82 related to the maximum aggregate offering price of units, which is applied to the registrant's total registration fee.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date